SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 4, 2007

                          CAPSTONE TURBINE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     001-15957                 95-4180883
(State or other jurisdiction    (Commission file number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

               21211 Nordhoff Street, Chatsworth, California 91311
                    (Address of principal executive offices)


                                 (818) 734-5300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 -- Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Development and License Agreement

On September 4, 2007, Capstone Turbine Corporation, a Delaware corporation (the "Company") entered into a Development and License Agreement (the "Agreement") with UTC Power Corporation ("UTCP") with respect to UTCP's funding and support of the Company's continued development and commercialization of its 200kW MicroTurbine(TM) product (the "C200 System").

Pursuant to the terms of the Agreement UTCP will contribute twelve million dollars ($12,000,000) in cash and approximately eight hundred thousand dollars ($800,000) of in-kind services toward the Company's efforts to develop the C200 System. In return, the Company will pay to UTCP an ongoing royalty of 10% of the sales price of the C200 System until the aggregate of UTCP's total investment has been recovered and, thereafter, the royalty will be reduced to 5% of the sales price.

The Company will receive $1,500,000 upon the signing of the Agreement and is scheduled to receive the remaining $10,500,000 at the achievement of certain development milestones as more fully set forth below:

     o    $2,000,000 at systems requirements review;
     o    $2,500,000 at preliminary design review;
     o    $2,500,000 at critical design review;
     o    $2,000,000 at microturbine build completion; and
     o    $1,500,000 at completion of qualification.

If the Company fails to complete the development and commercialization of the C200 System, UTCP will receive a non-exclusive, perpetual, world-wide license to the C200 System and the Company would receive royalty payments of 3% per unit of the burdened manufacturing cost for C200 Systems sold by UTCP.

The Company and UTCP are currently parties to an existing OEM agreement that permits UTCP to package the Company's MicroTurbine(TM) products with chillers and heat exchange equipment manufactured by UTCP. The new Agreement extends the existing OEM agreement to ensure that such agreement is in effect during the period of commercialization of the C200 System and for an additional six months thereafter.

Sales by the Company to UTCP accounted for approximately 12% of net revenue for the year ended March 31, 2007.

The foregoing is a summary description of the terms and conditions of the Agreement and is qualified in the entirety by the text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the Quarter ended on September 30, 2007.


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                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CAPSTONE TURBINE CORPORATION
                                             (Registrant)

Date: September 5, 2007                      By:  /s/ Walter J. McBride
                                                  ------------------------------
                                                  Executive Vice President and
                                                  Chief Financial Officer